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MERCER INSURANCE GROUP, INC.
2004 STOCK INCENTIVE PLAN
Effective June 16, 2004
(As Approved by Shareholders on June 16, 2004)
Amended January 18, 2006

MERCER INSURANCE GROUP, INC.
2004 STOCK INCENTIVE PLAN

ARTICLE 1. PURPOSE OF THE PLAN; TYPES OF AWARDS
     1.1 Purpose. The Mercer Insurance Group, Inc. 2004 Stock Incentive Plan is intended to provide selected employees and non-employee directors of Mercer Insurance Group and its Subsidiaries with an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain and motivate employees and non-employee directors to make substantial contributions to the success of the Corporation’s business and the businesses of its Subsidiaries. Awards will be granted under the Plan based, among other things, on a participant’s level of responsibility and performance.
     1.2 Authorized Plan Awards. Incentive Stock Options, Nonqualified Stock Options, and Restricted Stock may be awarded within the limitations of the Plan herein described.
ARTICLE 2. DEFINITIONS
     2.1 “Agreement.” A written or electronic agreement between the Corporation and a Participant evidencing the grant of an Award. A Participant may be issued one or more Agreements from time to time, reflecting one or more Awards.
     2.2 “Award.” The grant of a Stock Option or Restricted Stock.
     2.3 “Board.” The Board of Directors of the Corporation.
     2.4 “Change in Control.” Except as otherwise provided in an Agreement, the first to occur of any of the following events:
          (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Corporation’s employee benefit plans, or any entity holding the Corporation’s voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the “Benefit Plan(s)”), is or becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing 19.9% or more of the combined voting power of the Corporation’s then outstanding securities other than pursuant to a transaction excepted in Clause (d);
          (b) there occurs a contested proxy solicitation of the Corporation’s shareholders that results in the contesting party obtaining the ability to vote securities representing 19.9% or more of the combined voting power of the Corporation’s then outstanding securities;
          (c) a binding written agreement is executed providing for a sale, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation to another entity, except to an entity controlled directly or indirectly by the Corporation;
          (d) the shareholders of the Corporation approve a merger, consolidation, or other reorganization of the Corporation, unless:
          (i) under the terms of the agreement providing for such merger, consolidation or reorganization, the shareholders of the Corporation immediately before such merger, consolidation or reorganization, will own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;
          (ii) under the terms of the agreement providing for such merger, consolidation or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such merger, consolidation or reorganization; and
          (iii) based on the terms of the agreement providing for such merger, consolidation or reorganization, no Person (other than (A) the Corporation or any Subsidiary of the Corporation, (B) any Benefit Plan, (C) the Surviving Corporation or any Subsidiary of the Surviving Corporation, or (D) any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 19.9% or more of the then outstanding voting securities) will have beneficial ownership of 19.9% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;
          (e) a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted; or
          (f) during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
     Notwithstanding Clause (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing 19.9% or more of the combined voting power of the Corporation’s then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 19.9% or more of the combined voting power of the Corporation’s then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Corporation’s then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Corporation shall be deemed to have occurred with respect to such Person under Clause (a). In no event shall a Change in Control of the Corporation be deemed to occur under Clause (a) with respect to Benefit Plans.
     2.5 “Code.” The Internal Revenue Code of 1986, as amended.

     2.6 “Code of Conduct.” The policies and procedures related to employment of employees by the Corporation or a Subsidiary set forth in the Corporation’s employee handbook. The Code of Conduct may be amended and updated at any time. The term “Code of Conduct” shall also include any other policy or procedure that may be adopted by the Corporation or a Subsidiary and communicated to Employees and Non-Employee Directors of the Corporation or a Subsidiary.
     2.7 “Committee.” The Compensation Committee of the Board.
     2.8 “Common Stock.” The common stock of the Corporation (no par value) as described in the Corporation’s Articles of Incorporation, or such other stock as shall be substituted therefor.
     2.9 “Corporation.” Mercer Insurance Group, Inc., a Pennsylvania corporation.
     2.10 “Employee.” Any common law employee of the Corporation or a Subsidiary. An Employee does not include any individual who: (i) does not receive payment for services directly from the Corporation’s or a Subsidiary’s payroll; (ii) is employed by an employment agency that is not a Subsidiary; or (iii) who renders services pursuant to a written arrangement that expressly provides that the service provider is not eligible for participation in the Plan, regardless if such person is later determined by the Internal Revenue Service or a court of law to be a common law employee.
     2.11 “Exchange Act.” The Securities Exchange Act of 1934, as amended.
     2.12 “Incentive Stock Option.” A Stock Option intended to satisfy the requirements of Code Section 422(b).
     2.13 “Non-Employee Director.” A member of the Board who is not an Employee.
     2.14 “Nonqualified Stock Option.” A Stock Option which does not satisfy the requirements of Code Section 422(b).
     2.15 “Optionee.” A Participant who is awarded a Stock Option pursuant to the provisions of the Plan.
     2.16 “Participant.” An Employee or Non-Employee Director to whom an Award has been granted and remains outstanding.
     2.17 “Performance Criteria.” Any objective determination based on one or more of the following areas of performance of the Corporation, a Subsidiary, or any division, department or group of either which includes, but is not limited to: (a) earnings, (b) cash flow, (c) revenue, (d) financial ratios, (e) market performance, (f) shareholder return, (g) operating profits (including earnings before interest, taxes, depreciation and amortization), (h) earnings per share, (i) return on assets, (j) return on equity, (k) return on investment, (l) stock price, (m) asset quality, (n) expense reduction, (o) systems conversion, (p) special projects as determined by the Committee, and (q) acquisition integration initiatives. Performance Criteria shall be established by the Committee prior to the issuance of a Performance Grant.

     2.18 “Performance Goal.” One or more goals established by the Committee, with respect to an Award intended to constitute a Performance Grant, that relate to one or more Performance Criteria. A Performance Goal shall relate to such period of time, not less than one year (unless coupled with a vesting schedule of at least one year) or more than five years, as may be specified by the Committee at the time of the awarding of a Performance Grant.
     2.19 “Performance Grant.” An Award, the vesting or receipt without restriction of which, is conditioned on the satisfaction of one or more Performance Goals.
     2.20 “Plan.” The Mercer Insurance Group, Inc. 2004 Stock Incentive Plan.
     2.21 “Restricted Stock.” An award of Common Stock pursuant to the provisions of the Plan, which award is subject to such restrictions and other conditions, including achievement of one or more performance goals, as may be specified by the Committee at the time of such award.
     2.22 “Retirement.” The termination of a Participant’s employment following the first day of the month coincident with or next following attainment of age 65, as the term “Normal Retirement Date” is defined in the Mercer Insurance Group, Inc. Employee Stock Ownership Plan, or attainment of age 55 and the completion of five (5) years service as described in the Mercer Insurance Group, Inc. Employee Stock Ownership Plan.
     2.23 “Securities Act.” The Securities Act of 1933, as amended.
     2.24 “Stock Option” or “Option.” A grant of a right to purchase Common Stock pursuant to the provisions of the Plan.
     2.25 “Subsidiary.” A subsidiary corporation, as defined in Code Section 424(f), that is a subsidiary of a relevant corporation.
     2.26 “Termination or Dismissal For Cause.” Termination of an Employee by the Corporation or a Subsidiary or dismissal of a Non-Employee Director from the Board after:
          (a) any government regulatory agency recommends or orders in writing that the Corporation or a Subsidiary terminate the employment of such Employee or relieve him or her of his or her duties;
          (b) such Employee or Non-Employee Director is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Employee or Non-Employee Director for a period of 45 consecutive days;
          (c) a determination by the Committee that such Employee willfully failed to follow the lawful instructions of the Board or any officer of the Corporation or a Subsidiary after such Employee’s receipt of written notice of such instructions, other than a failure resulting from the Employee’s incapacity because of physical or mental illness;
          (d) a determination by the Committee that the willful or continued failure by such Employee or Non-Employee Director to substantially and satisfactorily perform his duties with the Corporation or a Subsidiary (other than any such failure resulting from the Employee or Non-Employee Director being “disabled” (as defined in the Corporation’s group long term disability policy) or as a result of physical or mental illness), within a reasonable period of time after a demand for substantial performance or notice of lack of substantial or satisfactory performance is delivered to the Employee or Non-Employee Director, which demand identifies the manner in which the Employee or Non-Employee Director has not substantially or satisfactorily performed his or her duties; or
          (e) a determination by the Committee that such Employee or Non-Employee Director has failed to conform to the Corporation’s Code of Conduct.
     For purposes of the Plan, no act, or failure to act, on a Employee’s or Non-Employee Director’s part shall be deemed “willful” unless done, or omitted to be done, by such Employee or Non-Employee Director not in good faith and without reasonable belief that such Employee’s or Non-Employee Director’s action or omission was in the best interest of the Corporation or a Subsidiary.
ARTICLE 3. ADMINISTRATION
     3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board composed of two or more members of the Board, all of whom are (a) “non-employee directors” as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act, and (b) “outside directors” within the meaning of Code Section 162(m). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board.
     3.2 Powers of the Committee.
          (a) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by a majority of the disinterested members of the Board. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all Participants and any person claiming under or through a Participant, unless otherwise determined by a majority of the disinterested members of the Board.
          (b) Subject to the terms, provisions and conditions of the Plan and subject to review and approval by a majority of the disinterested members of the Board, the Committee shall have exclusive jurisdiction to:
          (i) determine and select the Employees and Non-Employee Directors to be granted Awards (it being understood that more than one Award may be granted to the same person);
          (ii) determine the number of shares subject to each Award;
          (iii) determine the date or dates when the Awards will be granted;

          (iv) determine the exercise price of shares subject to an Option in accordance with Article 6;
          (v) determine the date or dates when an Option may be exercised within the term of the Option specified pursuant to Article 7;
          (vi) determine whether an Option constitutes an Incentive Stock Option or a Nonqualified Stock Option;
          (vii) determine the Performance Criteria and establish Performance Goals with respect thereto, to be applied to an Award; and
          (viii) prescribe the form, which shall be consistent with the Plan document, of the Agreement evidencing any Awards granted under the Plan.
     3.3 Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Awards granted under this Plan.
     3.4 Establishment and Certification of Performance Goals. The Committee shall establish, prior to grant, Performance Goals with respect to each Award intended to constitute a Performance Grant. Except as may otherwise be provided in Article 8 hereof, no Option that is intended to constitute a Performance Grant may be exercised until the Performance Goal or Goals applicable thereto is or are satisfied, nor shall any share of Restricted Stock that is intended to constitute a Performance Grant be released to a Participant until the Performance Goal or Goals applicable thereto is or are satisfied.
     3.5 No Waiver of Performance Goals. Except as may otherwise be provided in Article 8 hereof, the Committee or the Board shall not waive any Performance Goals with respect to the grant of any Award hereunder.
     3.6 Performance Grants Not Mandatory. Nothing herein shall be construed as requiring that any Award be made a Performance Grant.
ARTICLE 4. COMMON STOCK SUBJECT TO THE PLAN
     4.1 Common Stock Authorized.
          (a) The initial total aggregate number of shares of Common Stock for which Options may be granted under the Plan or which may be awarded as Restricted Stock under the Plan shall not exceed 876,555. Notwithstanding the foregoing, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January of each calendar year during the term of the Plan, beginning with calendar year 2005, by an amount equal to one percent (1%) of the shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year. No Incentive Stock Options may be granted on the basis of the additional shares of Common Stock resulting from such annual increases. The limitation established by the preceding sentence shall also be subject to adjustment as provided in Article 10.

          (b) The maximum aggregate number of shares of Common Stock for which Restricted Stock may be awarded under the Plan shall not exceed 250,000. The limitation established by the preceding sentence shall be subject to adjustment in proportion to any increase in the total number of shares available for issuance under the Plan as provided in Section 4.1(a) above and Article 10.
          (c) The maximum aggregate number of shares of Common Stock for which Incentive Stock Options may be granted under the Plan shall not exceed 500,000. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 10.
          (d) The maximum aggregate number of shares of Common Stock for which Awards may be granted under the Plan to non-employee directors shall not exceed 350,000. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 10.
          (e) If any Option is exercised by tendering Common Stock, either actually or by attestation, to the Corporation as full or partial payment in connection with the exercise of such Option under the Plan, or if the tax withholding requirements are satisfied through such tender, only the number of shares of Common Stock issued net of the Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares available for Awards under the Plan.
     4.2 Shares Available. The Common Stock to be issued under the Plan shall be the Corporation’s Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Award under the Plan for any reason expires, terminates, or is forfeited, the shares of Common Stock allocable to such expiration, termination, or forfeiture may thereafter again be made subject to an Award under the Plan.
ARTICLE 5. ELIGIBILITY
     5.1 Participation. Awards shall be granted by the Committee only to persons who are Employees and Non-Employee Directors.
     5.2 Incentive Stock Option Eligibility. Incentive Stock Option Awards may only be granted to Employees of the Corporation. Notwithstanding any other provision of the Plan to the contrary, an individual who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock Option, unless the special requirements set forth in Sections 6.1 and 7.1 are satisfied. For purposes of this section, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. “Outstanding stock” shall include all stock actually issued and outstanding immediately before the grant of the

Option. “Outstanding stock” shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.
ARTICLE 6. STOCK OPTIONS IN GENERAL
     6.1 Exercise Price. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of an Incentive Stock Option, not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted, except that the exercise price shall be not less than 110% of such fair market value in the case of an Incentive Stock Option granted to any individual described in the second sentence of Section 5.2. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of a Nonqualified Stock Option, not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted. In no event shall the exercise price of any Option granted be less than the fair market value (as determined under Code Section 409A and the guidance promulgated thereunder) on the date of grant. The exercise price shall be subject to adjustment pursuant to the limited circumstances set forth in Article 10.
     6.2 Limitation on Incentive Stock Options. The aggregate fair market value (determined as of the date an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans maintained by the Corporation and Subsidiaries) shall not exceed $100,000.
     6.3 Determination of Fair Market Value.
          (a) If the Common Stock is not listed on an established stock exchange or exchanges but is listed on NASDAQ, the fair market value per share shall be the closing sale price for the Common Stock on the day an Option is granted. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.
          (b) If the Common Stock is not listed on an established stock exchange or on NASDAQ, fair market value per share shall be the mean between the closing dealer “bid” and “asked” prices for the Common Stock for the day an Option is granted, and if no “bid” and “asked” prices are quoted for the day an Option is granted, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted.
          (c) If the Common Stock is listed on an established stock exchange or exchanges, the fair market value shall be deemed to be the closing price of Common Stock on such stock exchange or exchanges on the day an Option is granted. If no sale of Common Stock has been made on any stock exchange on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.
          (d) In the event that the Common Stock is not traded on an established stock exchange or on NASDAQ, and no closing dealer “bid” and “asked” prices are available on the day an Option is granted, then fair market value will be the price established by the Committee in good faith.

          (e) In connection with determining the fair market value of a share of Common Stock on any relevant day, the Committee may use any source deemed reliable; and its determination shall be final and binding on all affected persons, absent clear error.
     6.4 Limitation on Option Awards. Awards under this Plan (and any other plan of the Corporation or a Subsidiary providing for stock option awards) to an Employee described in Code Section 162(m)(3) shall not exceed, in the aggregate, Options to acquire 50,000 shares of Common Stock during any period of 12 consecutive months; provided, however, that the preceding clause was not intended to apply and shall not apply to grants of Options made prior to January 1, 2005. Such limitation shall be subject to adjustment in the manner described in Article 10.
     6.5 Transferability of Options.
          (a) Except as provided in Subsection (b), an Option granted hereunder shall not be transferable other than by will or the laws of descent and distribution, and such Option shall be exercisable, during the Optionee’s lifetime, only by him or her.
          (b) An Optionee may, with the prior approval of the Committee, transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Optionee’s “immediate family” (including a trust, partnership or limited liability company for the benefit of one or more of such members), subject to such limits as the Committee may impose, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to its transfer. The term “immediate family” shall mean an Optionee’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Optionee).
ARTICLE 7. TERM, VESTING AND EXERCISE OF OPTIONS
     7.1 Term and Vesting. Each Option granted under the Plan shall terminate on the date determined by the Committee, and specified in the Agreement; provided, however, that (i) each intended Incentive Stock Option granted to an individual described in the second sentence of Section 5.2 shall terminate not later than five years after the date of the grant, (ii) each other intended Incentive Stock Option shall terminate not later than ten years after the date of grant, and (iii) each Option granted under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten years and one month after the date of grant. Each Option granted under the Plan shall be fully exercisable (i.e., become 100% vested) only after the earlier of the date on which (i) the Optionee has completed one year of continuous employment with, or service with respect to, the Corporation or a Subsidiary immediately following the date of the grant of the Option (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals); (ii) unless otherwise provided in an Agreement, a Change in Control occurs; and (iii) unless otherwise provided in an Agreement, the Optionee’s death, being “disabled” (as defined in the Corporation’s long term disability policy) or Retirement after completing three or more years of service from the date of the grant of the Option. Except as provided in Article 8 an Option may be exercised only during the continuance of the Optionee’s employment, with or service with respect to, the Corporation.

     7.2 Exercise.
          (a) A person electing to exercise an Option shall give notice to the Corporation of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full exercise price of the shares he or she has elected to purchase. The exercise notice shall be delivered to the Corporation in person, by certified mail, or by such other method (including electronic transmission) and in such form as determined by the Committee. The exercise price shall be paid in full, in cash, upon the exercise of the Option; provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise an Option by tendering to the Corporation shares of Common Stock owned by him or her and having a fair market value equal to the cash exercise price applicable to the Option (with the fair market value of such stock to be determined in the manner provided in Section 6.3) or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve; further provided, however, that no such manner of exercise shall be permitted if such exercise would violate Section 402 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied, and Common Stock not acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless it has been held, beneficially and of record, for at least six months (or such longer time as may be required by applicable securities law or accounting principles to avoid adverse consequences to the Corporation or a Participant).
          (b) A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.
          (c) At the request of the Participant and to the extent permitted by applicable law, the Committee may, in its sole discretion, selectively approve arrangements whereby the Participant irrevocably authorizes a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of an Option and to remit to the Corporation a sufficient portion of the sales proceeds to pay the entire exercise price and any tax withholding required as a result of such exercise.
ARTICLE 8. EXERCISE OF OPTIONS FOLLOWING TERMINATION OF EMPLOYMENT OR SERVICE
     8.1 Retirement; Other Termination by Corporation or Subsidiary; Change in Control. In the event of an Optionee’s termination of employment or service as a Non-Employee Director (i) due to Retirement, (ii) by the Corporation or a Subsidiary other than Termination for Cause, or (iii) due to a Change in Control, such Optionee’s Option shall lapse at the earlier of the expiration of the term of such Option or:
          (a) in the case of an Incentive Stock Option, three months from the date of such termination of employment; and
          (b) in the case of a Nonqualified Stock Option, one year from the date of such termination of employment or service as a Non-Employee Director.

     8.2 Death or Total Disability. In the event of an Optionee’s termination of employment or service as a Non-Employee Director due to death or being “disabled” (as defined in the Corporation’s group long term disability policy), such Optionee’s Option shall lapse at the earlier of the expiration of the term of such Option or:
          (a) in the case of an Incentive Stock Option, one year from the date of such termination of employment; and
          (b) in the case of a Nonqualified Stock Option, one year from the date of such termination of employment or service as a Non-Employee Director.
     8.3 Termination or Dismissal For Cause; Other Termination by Optionee. In the event of an Optionee’s Termination or Dismissal For Cause, or in the event of termination of employment at the election of an Optionee, such Optionee’s Option shall lapse upon such termination.
     8.4 Special Termination Provisions for Options.
          (a) In the event that an Optionee’s employment or service as a Non-Employee Director is terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any continuous service requirement for vesting (but not any Performance Goal or Goals) specified in an Agreement pursuant to Section 7.1 and permit exercise of an Option held by such Optionee prior to the satisfaction of such continuous service requirement. Any such waiver may be made with retroactive effect, provided it is made within 60 days following the Optionee’s termination of employment or service as a Non-Employee Director.
          (b) In the event the Committee waives the continuous service requirement with respect to an Option as set forth in Section 8.4(a) above and the circumstance of an Optionee’s termination of employment or service as a Non-Employee Director is described in Section 8.1, the affected Option will lapse as otherwise provided in the relevant section.
          (c) In the event the Committee waives the continuous service requirement with respect to an Option as set forth in Section 8.4(a) above, such Option shall lapse at the earlier of the expiration of the term of such Option or:
          (i) in the case of an Incentive Stock Option, three months from the date of termination of employment; and
          (ii) in the case of a Nonqualified Stock Option, one year from the date of termination of employment or service as a Non-Employee Director.
ARTICLE 9. RESTRICTED STOCK
     9.1 In General. Each Restricted Stock Award shall be subject to such terms and conditions as may be specified in the Agreement issued to a Participant to evidence the grant of such Award. Subject to Section 3.6, a Restricted Stock Award shall be subject to a vesting schedule or Performance Goals, or both.

     9.2 Minimum Vesting Period for Certain Restricted Stock Awards. Each Restricted Stock Award granted to a Participant shall be fully exercisable (i.e., become 100% vested) only after the earlier of the date on which (i) the Participant has completed one year of continuous employment with, or service with respect to, the Corporation or a Subsidiary immediately following the date that the Restricted Stock was awarded (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals); (ii) unless otherwise provided in an Agreement, a Change in Control occurs; or (iii) unless otherwise provided in an Agreement, the Participant’s death, being “disabled” (as defined in the Corporation’s group long term disability policy) or Retirement after completing three or more years of service from the date of the Award.
     9.3 Waiver of Vesting Period for Certain Restricted Stock Awards. In the event that a Participant’s employment or service as a Non-Employee Director is terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any minimum vesting period (but not any Performance Goal or Goals) with respect to a Restricted Stock Award held by such Participant. Any such waiver may be made with retroactive effect, provided it is made within 60 days following such Participant’s termination of employment or service as a Non-Employee Director.
     9.4 Limitation on Restricted Stock Awards. Grants under this Plan (and any other plan of the Corporation or a Subsidiary providing for restricted stock awards) to any Employee described in Code Section 162(m)(3) shall not exceed, in the aggregate, Restricted Stock Awards for 25,000 shares of Common Stock during any period of 12 consecutive months; provided, however, that the preceding clause was not intended to apply and shall not apply to Restricted Stock Awards made prior to January 1, 2005. Such limitation shall be subject to adjustment in the manner described in Article 10.
     9.5 Issuance and Retention of Share Certificates By Corporation. One or more share certificates shall be issued upon the grant of a Restricted Stock Award; but until such time as the Restricted Stock shall vest or otherwise become distributable by reason of satisfaction of one or more Performance Goals, the Corporation shall retain such share certificates.
     9.6 Stock Powers. At the time of the grant of a Restricted Stock Award, the Participant to whom the grant is made shall deliver such stock powers, endorsed in blank, as may be requested by the Corporation.
     9.7 Release of Shares. Within 30 days following the date on which a Participant becomes entitled under an Agreement to receive shares of previously Restricted Stock, the Corporation shall deliver to him or her a certificate evidencing the ownership of such shares, together with an amount of cash (without interest) equal to the dividends that have been paid on such shares with respect to record dates occurring on and after the date of the related Award.
     9.8 Forfeiture of Restricted Stock Awards. In the event of the forfeiture of a Restricted Stock Award, by reason of a Participant’s termination of employment or termination of service as a Non-Employee Director prior to vesting, the failure to achieve a Performance Goal or otherwise, the Corporation shall take such steps as may be necessary to cancel the affected shares and return the same to its treasury.
     9.9 Assignment, Transfer, Etc. of Restricted Stock Rights. The potential rights of a Participant to shares of Restricted Stock may not be assigned, transferred, sold, pledged, hypothecated, or otherwise encumbered or disposed of until such time as unrestricted certificates for such shares are received by him or her.
ARTICLE 10. ADJUSTMENT PROVISIONS
     10.1 Share Adjustments.
          (a) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split or reverse stock split, then (i) the shares of Common Stock authorized hereunder to be made the subject of Awards, (ii) the shares of Common Stock then subject to outstanding Awards and the exercise price thereof (where relevant), (iii) the maximum number of Awards that may be granted within a 12-month period and (iv) the nature and terms of the shares of stock or securities subject to Awards hereunder shall be increased, decreased or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events.
          (b) If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.
          (c) The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.
     10.2 Corporate Changes. A liquidation or dissolution of the Corporation, a merger or consolidation in which the Corporation is not the surviving Corporation or a sale of all or substantially all of the Corporation’s assets, shall cause each outstanding Award to terminate, except to the extent that another corporation may and does, in the transaction, assume and continue the Award or substitute its own awards.
     10.3 Fractional Shares. Fractional shares resulting from any adjustment in Awards pursuant to this article may be settled as the Committee shall determine.
     10.4 Binding Determination. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Award which shall have been so adjusted.
ARTICLE 11. GENERAL PROVISIONS
     11.1 Effective Date. The Plan shall become effective upon the approval of the Plan by the shareholders of the Corporation within 12 months of adoption by the Board.
     11.2 Termination of the Plan. Unless previously terminated by the Board, the Plan shall terminate on, and no Award shall be granted after, the day immediately preceding the tenth anniversary of its adoption by the Board.
     11.3 Limitation on Termination, Amendment or Modification.
          (a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Corporation, no amendment or modification shall be made solely by the Board which:
          (i) increases the maximum number of shares of Common Stock as to which Awards may be granted under the Plan (except as provided in Section 10.1);
          (ii) changes the class of eligible Participants; or
          (iii) otherwise requires the approval of shareholders under applicable state law or under applicable federal law to avoid potential liability or adverse consequences to the Corporation or a Participant.
          (b) No amendment, modification, suspension or termination of the Plan shall in any manner affect any Award theretofore granted under the Plan without the consent of the Participant or any person validly claiming under or through the Participant.
     11.4 No Right to Grant of Award or Continued Employment or Service. Nothing contained in this Plan or otherwise shall be construed to (a) require the grant of an Award to an individual who qualifies as an Employee or Non-Employee Director, or (b) confer upon a Participant any right to continue in the employ or service of the Corporation or any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Participant’s employment or service at any time and for any reason.
     11.5 No Obligation. No exercise of discretion under this Plan with respect to an event or person shall create an obligation to exercise such discretion in any similar or same circumstance, except as otherwise provided or required by law.
     11.6 Withholding Taxes.
          (a) Subject to the provisions of Subsection (b), the Corporation will require, where sufficient funds are not otherwise available, that a Participant who is an Employee pay or reimburse to it any withholding taxes at such time as withholding is required by law.

          (b) With the permission of the Committee, a Participant who is an Employee may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable to him or her) having a fair market value equal to the amount required to be withheld. An election by a Participant who is an Employee to have shares withheld for this purpose shall be subject to such conditions as may then be imposed thereon by any applicable securities law.
     11.7 Listing and Registration of Shares.
          (a) No Option granted pursuant to the Plan shall be exercisable in whole or in part, and no share certificate shall be delivered, if at any relevant time the Committee determines in its discretion that the listing, registration or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Award, until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
          (b) If a registration statement under the Securities Act with respect to the shares issuable under the Plan is not in effect at any relevant time, as a condition of the issuance of the shares, a Participant (or any person claiming through a Participant) shall give the Committee a written or electronic statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issued under the Plan the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:
‘THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“ACT”) AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED.’
     11.8 Disinterested Director. For purposes of this Plan, a director shall be deemed “disinterested” if such person could qualify as a member of the Committee under Section 3.1.
     11.9 Gender; Number. Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires. Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.
     11.10 Applicable Law. Except to the extent preempted by federal law, this Plan document, and the Agreements issued pursuant hereto, shall be construed, administered, and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

     11.11 Headings. The headings of the several articles and sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.